Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of Cardium Therapeutics, Inc. (the “Company”) on Form S-3 (File Numbers 333-131104, 333-141664 and 333-147947) and on Form S-8 (File Numbers 333-138666 and 333-142823) of our reports, which included an explanatory paragraph as to the Company’s ability to continue as a going concern, dated March 16, 2010, with respect to our audits of the consolidated financial statements of Cardium Therapeutics, Inc. and subsidiaries as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009 and for the period from December 22, 2003 (date of inception) through December 31, 2009, and the effectiveness of internal control over financial reporting of Cardium Therapeutics, Inc. as of December 31, 2009, which reports are included in this Annual Report on Form 10-K of Cardium Therapeutics, Inc. and subsidiaries for the year ended December 31, 2009.

/s/ Marcum LLP

Marcum LLP

March 16, 2010

New York, New York